Exhibit 77C
________________________________________________________
Morgan Stanley Institutional Fund, Inc. -Multi-Asset Portfolio
Special Shareholder Meeting
January 23, 2013

To change the Portfolio from a diversified fund to a non-diversified fund

For: 1,012,605.840
Against: 0.000
Abstain: 0.000
________________________________________________________
Morgan Stanley Institutional Fund, Inc. - Select Global Infrastructure
Portfolio
Morgan Stanley Institutional Fund, Inc. - International Real Estate
Portfolio
Joint Special Shareholder Meeting
May 31, 2013

To approve changing each Portfolio's fundamental investment restriction regarding industry concentration

Select Global Infrastructure Portfolio:
For: 1,047,624.000
Against: 0
Abstain: 0

International Real Estate Portfolio:
For: 4,304,713.774
Against: 44,651.997
Abstain: 48,255.000
________________________________________________________
Morgan Stanley Institutional Fund, Inc

On June 5, 2013, a Joint Special Shareholder Meeting was held For
Class H shareholders of each portfolio listed below to approve the Articles of Amendment to the Fund's Articles of Amendment and Restatement and a Plan of Reclassification for each Portfolio pursuant to which Class H shares would be reclassified as Class P shares. For certain of the Portfolios the proposal failed to either achieve the quorum necessary in order to hold the meeting or the vote required to approve or reject the proposal was not obtained at the meeting, and, therefore, the meeting was adjourned on several occasions to allow for further solicitation of proxies. The results with respect to this proposal were as follows:

June 5, 2013:

Asian Equity Portfolio
For: 10,000.000
Against: 0
Abstain: 0

Emerging Markets Domestic Debt Portfolio
For: 208,677.000
Against: 0
Abstain: 0

Emerging Markets External Debt Portfolio
For: 10,871.000
Against: 0
Abstain: 0

Global Advantage Portfolio
For: 20,885.602
Against: 0
Abstain: 0

Global Discovery Portfolio
For: 36,388.930
Against: 0
Abstain: 0

Global Franchise Portfolio
For: 88,796.572
Against: 0
Abstain: 20,804.000

Global Opportunity Portfolio
For: 127,024.182
Against: 16,325.076
Abstain: 18,293.751

International Advantage Portfolio
For: 10,000.000
Against: 0
Abstain: 0

International Opportunity Portfolio
For: 10,000.000
Against: 0
Abstain: 0

International Small Cap Portfolio
For: 782.022
Against: 0
Abstain: 0

Multi-Asset Portfolio
For: 55,980.000
Against: 0
Abstain: 0

Total Emerging Markets Portfolio
For: 10,000.000
Against: 0
Abstain: 0

June 5, 2013, as adjourned to June 24, 2013:

Frontier Emerging Markets Portfolio
For: 9,991.744
Against: 0
Abstain: 0

U.S. Real Estate Portfolio
For: 634,413.812
Against: 37,870.000
Abstain: 106,585.200

June 5, 2013, as adjourned to June 24, 2013 and July 17, 2013:

Active International Allocation Portfolio
For: 2,796,930.293
Against: 114,427.087
Abstain: 328,689.390

Advantage Portfolio
For: 63,793.621
Against: 0
Abstain: 22,443.000

Emerging Markets Portfolio
For: 5,844.287
Against: 0
Abstain: 0

Global Real Estate Portfolio
For: 685,193.000
Against: 5,588.000
Abstain: 0

International Equity Portfolio
For: 1,995,282.343
Against: 118,220.000
Abstain: 241,212.059

Select Global Infrastructure Portfolio
For: 92,743.000
Against: 0
Abstain: 0

Small Company Growth Portfolio
For: 986,589.349
Against: 64,037.490
Abstain: 143,127.076

June 5, 2013, as adjourned to June 24, 2013, July 17, 2013 and July
24, 2013:

Growth Portfolio
For: 1,665.319
Against: 0
Abstain: 0

June 5, 2013, as adjourned to June 24, 2013, July 17, 2013, July 24, 2013 and July 26, 2013:

Opportunity Portfolio
For: 4,661.571.736
Against: 254,383.914
Abstain: 435,369.753

The International Real Estate Portfolio did not achieve quorum and the proposal did not pass.